Exhibit 10.30
SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is entered into as of January 13, 2023 (the “Effective Date”), among REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership (“Borrower”), REXFORD INDUSTRIAL REALTY, INC., a Maryland corporation (“Parent”), each Lender that is a signatory hereto, BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”) and an L/C Issuer and JPMorgan Chase Bank, N.A., as an L/C Issuer.

R E C I T A L S

A.Reference is hereby made to that certain Fourth Amended and Restated Credit Agreement, dated as of May 26, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), executed by Borrower, Parent, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and an L/C Issuer and JPMorgan Chase Bank, N.A., as an L/C Issuer, (Administrative Agent, L/C Issuers, and Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).

B.Borrower, Parent, Administrative Agent and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

2.AMENDMENT TO CREDIT AGREEMENT. Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “KPI” in its entirety and replace such definition with the following:

“KPI” means, as to any calendar year, the square footage of LEED Certified Properties in such calendar year, as a percentage of the total square footage of all Properties. For purposes of calculating the KPI, any net change greater than ten percent (10%) of total square footage of all Properties as of the last day of the then most-recently ended Calculation Period that have been sold or otherwise disposed of or have been acquired by Borrower or its Subsidiaries, in each case, in such calendar year, shall be excluded from both the numerator and the denominator of the calculation of the KPI.

3.Amendments to other Loan Documents.

(a)All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

4.Effectiveness. This Amendment shall be deemed effective upon satisfaction of the following conditions precedent on or before the Effective Date:

(a)Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties, the Lenders, Administrative Agent and the L/C Issuers;

(b)after giving effect to this Amendment, no Default exists; and

(c)the representations and warranties set forth in this Amendment are true and correct in all material respects (without duplication of any materiality standards set forth therein).

5.Ratifications. Each Loan Party (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) ratifies and confirms that all guaranties and assurances, granted, conveyed, or assigned to the Credit Parties under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee and assure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

6.Representations. Each Loan Party represents and warrants to the Credit Parties that as of the Effective Date: (a) this Amendment has been duly authorized, executed, and delivered by each Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by any Loan Party of this Amendment, except for actions or filings which have been duly obtained, taken, given or made and are in full force and effect; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws and by general principles of equity; (d) the execution, delivery, and performance by each Loan Party of this Amendment do not (i) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (ii) violate in any material respect any applicable Law; (e) all representations and warranties in the Loan Documents are true and correct in all material respects (without duplication of any materiality qualifiers therein), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifiers therein) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 7.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01; and (f) no Default exists.

7.Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

8.Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed -- and its performance enforced -- under New York law, and (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.

9.Electronic Execution; Electronic Records; Counterparts.

(a)This Amendment, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of Administrative Agent and the Credit Parties agree that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Administrative Agent and each of the Credit Parties may, at its option, create one or more Electronic Copies, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Administrative Agent and/or an L/C Issuer has agreed to accept such Electronic Signature, Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

(b)The Credit Parties shall neither be responsible for nor have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Administrative Agent’s or the applicable L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Credit Parties shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Guaranty for being the maker thereof).

(c)Each Loan Party and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other Loan Document based solely on the lack of paper original copies of this Amendment, such other Loan Document, and (ii) waives any claim against Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

10.Parties. This Amendment binds and inures to the Loan Parties and the Credit Parties and their respective successors and permitted assigns.

11.Entireties. The Credit Agreement as amended by this Amendment represents the final agreement between the parties about the subject matter of the Credit Agreement as amended by this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

EXECUTED as of the date first stated above.

BORROWER:

REXFORD INDUSTRIAL REALTY, L.P.,
a Maryland limited partnership

By:	REXFORD INDUSTRIAL REALTY, INC.
a Maryland corporation,
its General Partner

By:	/s/ Michael Frankel
Michael Frankel, Co-Chief Executive Officer

By:	/s/ Laura Clark
Laura Clark, Chief Financial Officer

PARENT:

REXFORD INDUSTRIAL REALTY, INC.
a Maryland corporation,

By:	/s/ Michael Frankel
Michael Frankel, Co-Chief Executive Officer

By:	/s/ Laura Clark
Laura Clark, Chief Financial Officer

ADMINISTRATIVE AGENT:
BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Teresa Weirath
Name: Teresa Weirath
Title: Vice President

LENDERS:
BANK OF AMERICA, N.A., as a Lender and an L/C Issuer

By:	/s/ Henry Yang
Name: Henry Yang
Title: Vice President

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Dennis Haydel
Name: Dennis Haydel
Title: Vice President

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nan E. Delahunt
Name: Nan E. Delahunt
Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender and an L/C Issuer

By:	/s/ Cody Canafax
Cody A. Canafax / Vice President

MIZUHO BANK, LTD., as a Lender

By:	/s/ Donna DeMagistris
Donna DeMagistris; Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David C. Drouillard
Name: David C. Drouillard
Title: Senior Vice President

REGIONS BANK, as a Lender

By:	/s/ Walter Rivadeneira
Walter Rivadeneira
Senior Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Sacha Boxill
Sacha Boxill
Director, Corporate Banking
U.S. Real Estate, Gaming, and Leisure

TRUIST BANK, as a Lender

By:	/s/ C. Vincent Hughes, Jr.
C. Vincent Hughes, Jr.
Director

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael F. Diemer
Name: Michael F. Diemer
Title: Senior Vice President

WELLS FARGO BANK N.A., as a Lender

By:	/s/ Cristina Johnnie
Cristina Johnnie
Vice President